United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2014

ePlus inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34167	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive Herndon, VA 20171-3413

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (703) 984-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Effective March 4, 2014, ePlus inc. entered into Amendment #4 (the "Lease") to its office lease agreement with H/F Techpointe, LLC (the "Landlord"), pursuant to which we will continue to lease 55,880 square feet for use as its principal headquarters. The property is located at 13595 Dulles Technology Drive, Herndon, Virginia. The term of the Lease has been extended for an additional period of three (3) years commencing on January 1, 2015, and expiring on December 31, 2017. In addition, we have the right to extend the Lease term for a two-year term, by giving notice on or before March 31, 2017.  The annual base rent, which includes an expenses factor, is $22.20 per square foot for the first year, with an annual rent escalation of 3% of the annual base rent for each year thereafter.

The foregoing description of the Lease is qualified in entirety by reference to Amendment #4 to the Lease, a copy of which is included with this Current Report on Form 8-K as Exhibit 10.1, and incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed as part of this report:

Exhibit No. Description

10.1	Amendment #4 to Deed of Lease by and between ePlus inc. and H/F Techpointe, LLC, effective as of March 4, 2014.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer

Date: March 6, 2014